EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement of Leggett & Platt, Incorporated, on Form S-8 (No. 333-45074) of our report dated June 24, 2008, on our audit of the financial statements and financial statement schedules of the Leggett & Platt, Incorporated 401(k) Plan and Trust as of and for the year ended December 31, 2007, which report is included in this Annual Report on Form 11-K.

/s/ BKD, LLP

Joplin, Missouri

June 24, 2008